Exhibit 99.1

Contact:	Ira Lamel/Mary Anthes	Jeremy Fielding/David Lilly
	The Hain Celestial Group, Inc.	Kekst and Company
	631-730-2200	212-521-4800

THE HAIN CELESTIAL GROUP ANNOUNCES RECORD
FOURTH QUARTER AND FISCAL YEAR 2006 RESULTS

Sales Grew 29% in Fourth Quarter
And 19% for Full Year

GAAP Net Income $0.22 in Fourth Quarter
And $0.95 for Full Year

Adjusted Net Income $0.24 in Fourth Quarter
And $1.02 for Full Year

Announces Sale of Biomarché

Provides 2007 Guidance
Revenue Growth 19% to 22%
Earnings Growth 13% to 17%

Melville, NY, September 5, 2006 —The Hain Celestial Group, Inc. (NASDAQ: HAIN), a leading natural and organic food and personal care products company, today reported record results for the fourth quarter and fiscal year ended June 30, 2006. The Company reported fourth quarter net sales of $195 million, a 29% increase compared with $151 million in the prior year period. GAAP net income for the fourth quarter, including special charges of $0.02 per share, was $0.22 per share compared to ($0.07) per share in the prior year quarter. Adjusted net income in the 2006 quarter was $0.24 per share versus an adjusted $0.20 per share in the prior year period.

Full fiscal year net sales reached a record $739 million, a 19% increase over prior year sales of $620 million. GAAP net income for the year, including special charges of $0.07 per share, reached $0.95 per share versus the prior fiscal year GAAP net income of $0.59 per share. Adjusted net income for fiscal year 2006 was a record $1.02 per share compared with an adjusted $0.89 per share in the prior year.

The Company reported that GAAP earnings in the 2006 periods were reduced by $0.01 in the fourth quarter and $0.05 for the full year by charges arising from recently adopted provisions of Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” and by $0.01 in the quarter and $0.02 for the full year for the completion of its 2005 stock keeping unit (“SKU”) rationalization program. Excluding these charges, the Company reported adjusted earnings of $0.24 per share in the fourth quarter this year as compared to $0.20 in the prior year period, and $1.02 per share for the full year compared to $0.89 in the prior year. In the prior year’s quarter and full year, the Company incurred charges for its 2005 SKU rationalization program and the acceleration of the vesting of stock options.

“During fiscal year 2006 we capitalized on growth opportunities with our superior brands, effective marketing and sales programs, greater distribution and operating efficiencies, while meeting the increased demand for natural and organic products throughout our operations in the United States, Canada, continental Europe and, as of May, the United Kingdom,” said Irwin D. Simon, President and Chief Executive Officer of Hain Celestial. “We started the year with an adjusted sales base of $590 million due to our divestitures, SKU rationalization program and other initiatives implemented to streamline our business. In spite of a difficult economy with rising input costs, our approach is working and it has allowed us to accelerate our growth, increase our margins and introduce new, innovative products while raising our service levels to achieve some of the highest sales in the history of the Company.”

The Company reported adjusted gross margin of 28.4% in the fourth quarter versus adjusted gross margin of 27.2% in the prior year quarter. Hain Pure Protein, the Company’s antibiotic-free chicken joint venture, continued to reduce consolidated margins by 0.8% in the quarter. Also in the fourth quarter, gross margin was reduced by another 0.6% from the lower yield in the Company’s recently acquired lower margin fresh prepared foods operations in the United Kingdom. These units are expected to continue to reduce gross margins by similar amounts in the future. For the full year after adjusting for Hain Pure Protein and the United Kingdom operation, adjusted gross margin was 30.2% versus 29% for the prior year. Gross margin improvements came from the successful SKU rationalization program with its cost savings and acceleration of sales of better performing SKUs, operating efficiencies, and from the Company’s successful implementation of price increases when necessary. These improvements were made despite the increasing costs for ingredients, petroleum, and health care.

“As we continue to be a leading innovator in the natural and organic market, we have entered into strategic alliances that we call incubator opportunities, where we can participate in a growing segment without too much investment. This strategy allows us to determine if the category and the expansion opportunity deserve more investment where we can work synergistically with our existing operations to enhance our overall business. During fiscal year 2006 we entered into several such alliances including Hain Pure Protein, Yeo Hiap Sing and now Paws for a Cause, LLC, an organic pet food products company," said Irwin Simon.

Selling, general and administrative expense for the fourth quarter was 17.8% versus an adjusted 18.9% in the prior year quarter. For the full year selling, general and administrative expense was 19.6% versus an adjusted 20.2% in the prior year.

Interest and other expense in the quarter totaled $2.2 million versus $1.3 million in the prior year due to increased market rates and higher borrowings for acquisitions. In May 2006, the Company completed the private placement of $150 million 10-year fixed rate senior notes at 5.98%.

Average diluted shares outstanding increased by 2.9 million shares for the fourth quarter over the prior year quarter, an increase of 7.7% over the prior year. The increase in shares was caused by the issuance of shares in acquisitions completed during fiscal year 2006 and incremental shares included in the computation due to the higher market price of the Company’s stock. The higher share count reduced earnings per share in the current year quarter by $0.02 when compared to the prior year quarter.

The Company’s balance sheet remains strong with $174 million in working capital and a current ratio of 3:1 at June 30, 2006. Debt as a percentage of equity was 24.7% with total equity at $616 million. The number of days in the Company’s cash conversion cycle was 71.  Operating free cash flow for the year increased $10 million to $38 million.

Fiscal Year 2006 Accomplishments
The Company cited several accomplishments during fiscal year 2006:
•	Solid sales and earnings growth with increased consumption driven by margin enhancement and continued focus on cash conversion cycle and other financial metrics
•	Benefited from SKU rationalization program with multiple new products and expanded distribution
•	Implemented price increase effective October 2005
•	Secured new, enhanced credit facility and long-term, fixed rate private note financing

•
New Alliances included Hain Pure Protein featuring FreeBird™ antibiotic-free and organic chicken; Yeo Hiap Seng for sourcing and product development in Asia and the United States; Heritage Foods license agreement on refrigerated non-dairy beverages and Paws for a Cause organic pet food products

•	Acquired Spectrum Organic Products and Para Labs
•	Established Hain Holdings UK Ltd. for the acquisition of a fresh prepared foods business and the Linda McCartney® brand (under license)
•
New sponsorships included Earth’s Best® with PBS Kids and Sesame Street, Terra Chips® as The Official Chip of Madison Square Garden, Jason Natural Products® Pink Hope Lip Temptations in support of the Susan G. Komen Breast Cancer Foundation and Celestial Seasonings® continued partnership with The Heart Truth and WomenHeart to raise awareness of heart disease with The Red Dress campaign

Sale of Biomarché
The Company also announced the sale of Biomarché, its Belgian-based provider of fresh organic fruits and vegetables, to Pro Natura, a French company specializing in the distribution of organic produce. Terms of the transaction were not disclosed.

“As the Company continues to expand in Europe, we plan to focus on fresh prepared foods and higher margin branded products. The sale of Biomarché organic products representing $18 million in sales that were non-branded and lower margin should increase our overall margins in Europe. This divestiture enables us to streamline our business and focus on our core strategy of natural and organic brands and products that complement our growth plan in Europe,” said Irwin Simon.

Fiscal Year 2007 Guidance
The Company announced fiscal year 2007 sales guidance of $880 million to $900 million, an increase of 19% to 22% over 2006 sales and earnings per share of $1.15 to $1.19 increasing 13% to 17% on existing business.

“As we look to 2007, we implemented a price increase with our new fiscal year and are already seeing a continuation of the positive trends that drove our success this past year - including strong general consumer and customer interest in natural and organic products; more and more demand for Hain Celestial’s brands; and a full program of exciting new products which we believe will further build our business in the year to come,” concluded Irwin Simon.

Impact of Financial Accounting Standards Board Statement No. 123R
Statement of Financial Accounting Standards No. 123R (“Statement 123R”) requires that contractual commitments to issue stock options be recorded as an expense whether or not the options have been granted. The Company’s employment agreement with its Chief Executive Officer contains such a commitment; however the options which were to be awarded in July 2005 and July 2006 have not been granted, principally due to an insufficient number of shares available under the Company’s Long Term Incentive and Stock Award Plans. Under Statement 123R, regardless of whether the options are ever granted, either currently or in the future, a non-cash accounting expense is required to be recorded during the year leading up to the anticipated grant date under the contract. This period is defined in Statement 123R as the “requisite service period.” As the requisite service period related to the July 2005 un-granted options was completed on June 30, 2005, prior to the required implementation of Statement 123R, no expense has been recorded for the July 2005 un-granted options. The requisite service period related to the July 2006 un-granted options was completed during the fiscal year ended June 30, 2006, and as a result, $3.2 million of compensation expense was earned during the fiscal year with $0.8 million, or $0.01 per share, earned in the fourth quarter. Earlier quarters of the year have been adjusted to reflect charges during the requisite service period of $0.8 million in the first quarter, $0.5 million in the second quarter, and $1.1 million in the third quarter. Each of these adjustments has been determined using the Black-Scholes model to value the un-granted options measured at the end of each quarter. The Company did not grant any stock options or restricted stock during fiscal year 2006.

Webcast and Upcoming Events
Hain Celestial will host a conference call and live webcast at 4:30 PM Eastern Daylight Time to review its fourth quarter and fiscal year 2006 results. On September 7, 2006 the Company is scheduled to present at the Prudential Equity Group, LLC Back to School Consumer Conference. These events will be available under the Investor Relations section of the Company’s website at www.hain-celestial.com.

The Hain Celestial Group
The Hain Celestial Group (NASDAQ: HAIN), headquartered in Melville, NY, is a leading natural and organic food and personal care products company in North America and Europe. Hain Celestial participates in almost all natural food categories with well-known brands that include Celestial Seasonings®, Terra Chips®, Garden of Eatin’®, Health Valley®, WestSoy®, Earth’s Best®, Arrowhead Mills®, DeBoles®, Hain Pure Foods®, FreeBird™, Hollywood®, Spectrum Naturals®, Spectrum Essentials®, Walnut Acres Organic™, Imagine Foods®, Rice Dream®, Soy Dream®, Rosetto®, Ethnic Gourmet®, Yves Veggie

Cuisine®, Linda McCartney®, Lima®, Grains Noirs®, Natumi®, JASON®, Zia® Natural Skincare and Queen Helene®. For more information, visit www.hain-celestial.com.

Safe Harbor Statement
This press release contains forward-looking statements within and constitutes a "Safe Harbor" statement under the Private Securities Litigation Act of 1995. Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve known and unknown risks and uncertainties, which could cause our actual results to differ materially from those described in the forward-looking statements. These risks include but are not limited to general economic and business conditions; the ability to implement business and acquisition strategies and integrate acquisitions; competition; retention of key personnel; compliance with government regulations and other risks detailed from time-to-time in the Company's reports filed with the Securities and Exchange Commission, including the report on Form 10-K for the fiscal year ended June 30, 2005. The forward-looking statements made in this press release are current as of the date of this press release, and the Company does not undertake any obligation to update forward-looking statements.

THE HAIN CELESTIAL GROUP, INC.
Consolidated Balance Sheets
(In thousands)

	June 30,	June 30,
	2006	2005

ASSETS
Current assets:
Cash and cash equivalents	$48,875	$ 24,139
Trade receivables, net	80,764	67,148
Inventories	105,883	76,497
Recoverable income taxes	-	2,575
Deferred income taxes	2,986	5,671
Other current assets	21,968	18,164
Total current assets	260,476	194,194

Property, plant and equipment, net	119,830	88,204
Goodwill, net	421,002	350,833
Trademarks and other intangible assets, net	61,626	61,010
Other assets	14,750	12,895
Total assets	$877,684	$ 707,136

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$81,894	$ 65,922
Income taxes payable	3,083	1,139
Current portion of long-term debt	1,065	2,791
Total current liabilities	86,042	69,852

Deferred income taxes	19,086	16,723
Long-term debt, less current portion	151,229	92,271
Minority interest	4,926	-
Total liabilities	261,283	178,846

Stockholders' equity:
Common stock	396	375
Additional paid-in capital	446,319	402,645
Retained earnings	165,034	127,967
Treasury stock	(12,745	(12,745)
Foreign currency translation adjustment	17,397	10,048
Total stockholders' equity	616,401	528,290

Total liabilities and stockholders' equity	$877,684	$ 707,136

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2006	2005	2006	2005

Net sales	$194,790	$151,349	$738,557	$619,967
Cost of Sales	143,136	118,066	525,205	449,010
Gross profit	51,654	33,283	213,352	170,957

SG&A expenses	35,455	35,671	147,878	132,769

Operating income	16,199	(2,388)	65,474	38,188

Interest expense and other expenses	2,152	1,287	5,911	3,677
Income before income taxes	14,047	(3,675)	59,563	34,511
Income tax provision	5,272	(987)	22,496	12,641
Net income	$8,775	$(2,688)	$37,067	$21,870

Basic per share amounts	$0.23	$(0.07)	$0.98	$0.60

Diluted per share amounts	$0.22	$(0.07)	$0.95	$0.59

Weighted average common shares outstanding:
Basic	38,561	36,524	37,643	36,407
Diluted	40,107	37,240	38,912	37,153

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Operations With Adjustments
Reconciliation of GAAP Results to Non-GAAP Presentation
(in thousands, except per share amounts)

	Three Months Ended June 30,
	2006 GAAP	Adjustments		2006 Adjusted	2005 Adjusted (3)
	(Unaudited)

Net sales	$194,790			$194,790	$151,349
Cost of Sales	143,136	$(907)	(1)	142,229	110,240
Gross profit	51,654	907		52,561	41,109

SG&A expenses	35,455	(794)	(2)	34,661	28,642

Operating income	16,199	1,701		17,900	12,467

Interest expense and other expenses	2,152			2,152	1,287
Income before income taxes	14,047	1,701		15,748	11,180
Income tax provision	5,272	663		5,935	3,813
Net income	$8,775	$1,038		$9,813	$7,367

Basic per share amounts	$0.23	$0.02		$0.25	$0.20

Diluted per share amounts	$0.22	$0.02		$0.24	$0.20

Weighted average common shares outstanding:
Basic	38,561			38,561	36,524
Diluted	40,107			40,107	37,240

	Fiscal Year Ended June 30,
	2006 GAAP	Adjustments		2006 Adjusted	2005 Adjusted (3)
	(Unaudited)

Net sales	$738,557			$738,557	$619,967
Cost of Sales	525,205	$(907)	(1)	524,298	439,984
Gross profit	213,352	907		214,259	179,983

SG&A expenses	147,878	(3,231)	(2)	144,647	125,002

Operating income	65,474	4,138		69,612	54,981

Interest expense and other expenses	5,911			5,911	3,677
Income before income taxes	59,563	4,138		63,701	51,304
Income tax provision	22,496	1,614		24,110	18,188
Net income	$37,067	$2,524		$39,591	$33,116

Basic per share amounts	$0.98	$0.07		$1.05	$0.91

Diluted per share amounts	$0.95	$0.07		$1.02	$0.89

Weighted average common shares outstanding:
Basic	37,643			37,643	36,407
Diluted	38,912			38,912	37,153

(1) The adjustments of $907 (fourth quarter and full year) represent additional charges at completion of the
2005 SKU Rationalization Program.

(2) The adjustments of $794 (fourth quarter) and $3,231 (full year) represent charges in connection with the requirements under SFAS No. 123R to record compensation when there is a contractual requirement to grant stock options, whether or not such options have been granted. No options have been granted since 2004 under the contractual requirement.

(3) Adjustments in 2005 consisted of $10,943 (fourth quarter) and $12,143 (full year) for SKU rationalization charges and $3,912 (fourth quarter) and $4,650 (full year)for non-cash compensation, principally all of which resulted from the acceleration of the vesting of stock options.